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                                                                      EXHIBIT 23
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                  [COOPERS & LYBRAND LETTERHEAD APPEARS HERE]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Greene County Bancshares, Inc.

  We consent to the incorporation by reference in the registration statement of Greene County Bancshares, Inc. on Form S-8 (File no. 333-08609) of our report dated January 27, 1997, on our audits of the consolidated financial statements of Greene County Bancshares, Inc. as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, which report is included in this Form 10-K.

                                            /s/ Coopers & Lybrand L.L.P.
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                                            COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
March 27, 1997